                                  Exhibit 11

                           Graphic Industries, Inc.

                       Computation of Earnings Per Share

                                                   Year ended January 31
                                         ---------------------------------------
                                               1996        1995         1994
                                         ---------------------------------------

COMPUTATION FOR STATEMENT OF INCOME
Weighted average common shares
   outstanding(1)                         10,894,319    10,556,833    10,031,893
                                         =======================================

Net income                               $10,630,276   $ 8,405,734   $ 6,500,470
                                         =======================================

Net income per common share              $       .98   $       .80   $       .65
                                         =======================================

                                  Exhibit 11

                           Graphic Industries, Inc.

                 Computation of Earnings Per Share (continued)

                                                   Year ended January 31
                                         ---------------------------------------
                                               1996        1995         1994
                                         ---------------------------------------

COMPUTATION FOR STATEMENT OF INCOME
Fully diluted computation:
  Net income                             $10,630,276   $ 8,405,734   $ 6,500,470
  Add interest on 7% convertible
    subordinated debentures(2)               897,791       897,791       902,156
                                         ---------------------------------------
                                         $11,528,067   $ 9,303,525   $ 7,402,626
                                         =======================================

Weighted average number of
  shares outstanding                      10,894,319    10,556,833    10,031,893
Add common shares applicable to
  assumed conversion of 7%
  convertible subordinated
  debentures                               1,279,200     1,279,200     1,279,200
                                         ---------------------------------------
Weighted average number of
  shares outstanding, as adjusted(1)      12,173,519    11,836,033    11,311,093
                                         =======================================

Fully diluted net income per
  common share                           $       .95   $       .79   $       .65
                                         =======================================

                                  Exhibit 11

                           Graphic Industries, Inc.

                 Computation of Earnings Per Share (continued)

(1) No significant dilutive common stock equivalents were outstanding in any year.

(2)  Net of income tax effect.